                                                      Exhibit 23
                                                      ----------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in all currently effective Registration Statements of ConAgra, Inc. on Form S-3 and on Form S-8 (including any Post Effective Amendments thereto) filed on or before August 24, 1998, of our reports dated July 10, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 31, 1998.

/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Omaha, Nebraska
August 24, 1998

                                       117